SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 15, 2006

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois Delaware	1-15659 0-29311	74-2928353 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.

On November 15, 2006, Dynegy Holdings Inc. (“DHI”), a wholly-owned subsidiary of Dynegy Inc. (“Dynegy”), retired its $150 million term loan following the closing of the sale of Dynegy’s Rockingham Power Generation Facility to Duke Energy Carolinas, LLC on November 9, 2006.

As previously disclosed, Dynegy and DHI arranged for the $150 million term loan as an interim source of liquidity. DHI is required under the terms of Amendment No. 1 to its Fourth Amended and Restated Credit Agreement to use the proceeds from the sale of the Rockingham Power Generation Facility to repay the $150 million term loan, together with accrued interest thereon (and any applicable breakage fees) within five business days after the consummation of the sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: November 15, 2006	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President

DYNEGY HOLDINGS INC.
(Registrant)

Dated: November 15, 2006	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President